Cimarex Reports Second Quarter 2017 Results

DENVER, Aug. 8, 2017 /PRNewswire/ --

  Second Quarter Production up 9% sequentially; Oil Production up 11% sequentially
  Successful Wolfcamp Downspacing test in the Delaware Basin
    16 wells per section in Reeves County Upper Wolfcamp
  E&D Capital unchanged for 2017; Production guidance raised slightly

Cimarex Energy Co. (NYSE: XEC) today reported second quarter 2017 net income of $97.3 million, or $1.02 per share compared to a net loss of $214.4 million, or $2.31 per share, in the same period a year ago. Second quarter adjusted net income (non-GAAP) was $101.0 million, or $1.06 per share, compared to second quarter 2016 adjusted income (non-GAAP) of $20.9 million, or $0.22 per share1. Net cash provided by operating activities was $255.3 million in the second quarter of 2017 compared to $132.4 million a year ago. Adjusted cash flow from operations (non-GAAP) was $278.8 million in the second quarter of 2017 compared to $146.9 million in the second quarter a year ago1.

Total company production came in above the high end of our guidance averaging 1,156 million cubic feet equivalent (MMcfe) per day (192.7 thousand barrels oil equivalent (MBoe) per day) during the second quarter. This was a 19 percent increase over second quarter 2016 and a nine percent increase sequentially. Oil production averaged 57,871 barrels per day, an 11 percent increase sequentially.

Commodity prices improved significantly from a year ago and had a positive impact on Cimarex's financial results for the quarter. Realized oil prices averaged $44.14 per barrel versus $40.07 per barrel in the second quarter of 2016, an increase of 10 percent. Realized natural gas prices averaged $2.82 per thousand cubic feet (Mcf), up 55 percent from the second quarter 2016 average of $1.82 per Mcf. NGL prices averaged $18.24 per barrel, up 31 percent from the $13.93 per barrel received in the same period one year ago (see table of Average Realized Price by Region below).

Cimarex invested $296 million in exploration and development (E&D) during the second quarter, of which $219 million is attributable to drilling and completion activities. This brings year-to-date E&D expenditures to $602 million. Second quarter investments were funded with cash flow from operations and cash on hand. Total debt at June 30, 2017, consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $520 million. Debt was 39 percent of total capitalization2.

2017 Outlook

Cimarex is maintaining its estimated full-year exploration and development capital investment of $1.1 – 1.2 billion for 2017. Estimated capital investment is allocated 62 percent to the Permian and 37 percent to the Mid-Continent. Daily production for 2017 is estimated to average 1,120 – 1,140 MMcfe (186.7 – 190.0 Mboe), up slightly from previous guidance. Oil volumes are expected to grow 24-29 percent year-over-year. Third quarter output is expected to average 1,100 – 1,140 MMcfe (183.3-190.0 Mboe) per day, down slightly from second quarter volumes. A pick up in well completions late in the third quarter is expected to drive production higher in the fourth quarter. Oil production is anticipated to grow 30-35 percent in fourth quarter 2017 versus fourth quarter 2016.

Expenses per Mcfe of production for the remainder of 2017 are estimated to be:

Production expense	$0.60 - 0.70
Transportation, processing and other expense	0.50 - 0.60
DD&A and ARO accretion	1.05 - 1.15
General and administrative expense	0.20 - 0.25
Taxes other than income (% of oil and gas revenue)	4.5 - 5.5%

Operations Update

Cimarex invested $296 million in exploration and development during the second quarter, 53 percent in the Permian Basin and 45 percent in the Mid-Continent. Cimarex completed 51 gross (18 net) wells during the quarter. At June 30, 2017, 98 gross (29 net) wells were waiting on completion. Cimarex is currently operating 14 drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Gross wells
Permian Basin	11	13	36	20
Mid-Continent	40	21	85	36
	51	34	121	56
Net wells
Permian Basin	10	9	26	12
Mid-Continent	8	5	18	7
	18	14	44	19

Permian Region

Production from the Permian Basin averaged 644.7 MMcfe per day in the second quarter, a 27 percent increase from second quarter 2016 and up 12 percent sequentially. Oil volumes represent 43 percent of the region's total production. Natural gas production increased nine percent and NGL production was up 16 percent, sequentially.

Of note, Cimarex completed a successful four-well downspacing project testing 16 wells per section in the Upper Wolfcamp. Located in Reeves County, the Pagoda State project was brought on production in late April. The four 10,000-foot lateral wells had an average peak 30-day initial production of 1,922 BOE per day of which 956 barrels per day (50 percent) is oil. Please see our latest presentation (posted at www.cimarex.com) for more detail.

Cimarex brought 11 gross (10 net) wells on production in the Permian region during the second quarter. There were 27 gross (13 net) wells waiting on completion on June 30. Cimarex currently operates eight rigs in the Permian region.

Mid-Continent

Production from the Mid-Continent averaged 509 MMcfe per day for the second quarter, up ten percent versus second quarter 2016. Sequentially, crude oil volumes were up eight percent, natural gas production grew four percent and NGL volumes increased seven percent.

During the second quarter, Cimarex completed and brought on production 40 gross (8 net) wells in the Mid-Continent. At the end of the quarter, 71 gross (16 net) wells were waiting on completion. Cimarex is currently operating six rigs in the region.

In addition to its continued delineation in the Meramec play, the company recently began completion of an increased density pilot in the Woodford formation. The project consists of eight wells that are testing both 16 and 20 Woodford wells per section. Results from this test are expected in the second half of 2017 and will help determine well spacing in upcoming Woodford developments.

Production by Region

Cimarex's average daily production and commodity price by region are summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Permian Basin
Gas (MMcf)	219.8	181.2	210.4	177.4
Oil (Bbls)	45,828	35,338	43,446	35,944
NGL (Bbls)	24,996	19,219	23,319	16,639
Total Equivalent (Mmcfe)	644.7	508.5	611.0	492.9
Total Equivalent (Boe)	107,457	84,757	101,832	82,150

Mid-Continent
Gas (MMcf)	295.4	279.1	290.2	288.7
Oil (Bbls)	11,893	8,933	11,475	9,093
NGL (Bbls)	23,693	21,716	22,926	22,432
Total Equivalent (Mmcfe)	509.0	463.0	496.6	477.9
Total Equivalent (Boe)	84,819	77,166	82,768	79,642

Total Company
Gas (MMcf)	516.7	461.9	502.0	467.4
Oil (Bbls)	57,871	44,424	55,042	45,267
NGL (Bbls)	48,731	40,961	46,281	39,112
Total Equivalent (Mmcfe)	1,156.3	974.2	1,110.0	973.7
Total Equivalent (Boe)	192,719	162,368	184,990	162,279

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Permian Basin
Gas ($ per Mcf)	2.77	1.88	2.83	1.92
Oil ($ per Bbl)	44.15	40.26	45.94	34.14
NGL ($ per Bbl)	16.65	11.94	17.38	10.25

Mid-Continent
Gas ($ per Mcf)	2.85	1.79	2.97	1.85
Oil ($ per Bbl)	44.10	39.28	45.39	33.07
NGL ($ per Bbl)	19.90	15.70	21.16	13.27

Total Company
Gas ($ per Mcf)	2.82	1.82	2.91	1.87
Oil ($ per Bbl)	44.14	40.07	45.82	33.94
NGL ($ per Bbl)	18.24	13.93	19.26	11.98

Other

The following table summarizes the company's current open hedge positions:

		3Q17	4Q17	1Q18	2Q18	3Q18
Gas	PEPL(3)
	Volume (MMBtu/d)	129,891	110,000	80,000	50,000	20,000
	Wtd Avg Floor	$ 2.59	$ 2.67	$ 2.66	$ 2.52	$ 2.45
	Wtd Avg Ceiling	$ 3.09	$ 3.10	$ 3.08	$ 2.94	$ 2.65

El Paso Perm(3)
	Volume (MMBtu/d)	89,891	80,000	60,000	40,000	20,000
	Wtd Avg Floor	$ 2.60	$ 2.64	$ 2.62	$ 2.43	$ 2.35
	Wtd Avg Ceiling	$ 3.07	$ 3.04	$ 3.00	$ 2.79	$ 2.55

Oil:	WTI(4)
	Volume (Bbl/d)	23,978	21,000	16,000	10,000	6,000
	Wtd Avg Floor	$ 45.86	$ 46.29	$ 46.69	$ 46.30	$ 43.83
	Wtd Avg Ceiling	$ 55.88	$ 56.64	$ 57.34	$ 56.27	$ 54.48

Conference call and webcast

Cimarex will host a conference call tomorrow at 11:00 a.m. EDT (9:00 a.m. MDT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company's website.

Investor Presentation

For more details on Cimarex's second quarter 2017 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the "2017 Outlook" contains projections for certain 2017 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K/A for the year ended December 31, 2016, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; compliance with environmental and other regulations; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.
2	Debt to total capitalization is calculated by dividing long-term debt ($1.5 billion) by long-term debt ($1.5 billion) plus stockholders' equity ($2.3 billion).
3	PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and El Paso Perm is El Paso Permian Basin index both as quoted in Platt's Inside FERC.
4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net income (loss) and earnings (loss) per share to adjusted net income (loss) and adjusted earnings (loss) per share (non-GAAP) for the periods indicated.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands, except per share data)

Net income (loss)	$97,262	$(214,454)	$228,234	$(445,913)
Impairment of oil and gas properties	—	333,291	—	652,077
Mark-to-market (gain) loss on open derivative positions	(22,166)	37,095	(72,087)	41,735
Loss on early extinguishment of debt	28,169	—	28,169	—
Tax impact	(2,257)	(134,983)	16,469	(252,897)
Adjusted net income (loss)	$101,008	$20,949	$200,785	$(4,998)
Diluted earnings (loss) per share*	$1.02	$(2.31)	$2.40	$(4.79)
Adjusted diluted earnings (loss) per share*	$1.06	$0.22	$2.11	$(0.05)

Diluted shares attributable to common stockholders and participating securities	95,179	95,045	95,172	93,075

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income (loss) to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b) Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.

*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands)
Net cash provided by operating activities	$255,286	$132,381	$504,800	$217,786
Change in operating assets and liabilities	23,507	14,483	39,827	10,669
Adjusted cash flow from operations	$278,793	$146,864	$544,627	$228,455

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities.  Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands)
Acquisitions:
Proved	$250	$—	$250	$3,324
Unproved	792	—	3,825	10,568
Net purchase price adjustments	5	34	10	(2,928)
	1,047	34	4,085	10,964

Exploration and development:
Land and seismic	33,302	17,474	110,487	28,636
Exploration and development	262,575	138,686	491,042	285,708
	295,877	156,160	601,529	314,344

Sale proceeds:
Proved	(2,000)	—	(2,000)	(12,500)
Unproved	(2,305)	(16)	(7,271)	(16)
Net purchase price adjustments	43	357	108	(114)
	(4,262)	341	(9,163)	(12,630)

	$292,662	$156,535	$596,451	$312,678

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

	(in thousands, except per share data)

Revenues:
Oil sales	$232,453	$162,005	$456,519	$279,578
Gas sales	132,474	76,615	264,419	159,223
NGL sales	80,886	51,939	161,312	85,291
Gas gathering and other, net	10,639	8,314	21,378	15,381
	456,452	298,873	903,628	539,473
Costs and expenses:
Impairment of oil and gas properties	—	333,291	—	652,077
Depreciation, depletion, amortization, and accretion	108,844	103,836	206,280	216,770
Production	62,578	57,213	124,999	127,915
Transportation, processing, and other operating	58,624	44,436	113,647	90,879
Gas gathering and other	8,647	7,492	17,074	15,572
Taxes other than income	17,477	14,066	38,790	27,905
General and administrative	19,762	21,424	37,796	35,321
Stock compensation	6,293	7,490	12,581	13,018
(Gain) loss on derivative instruments, net	(22,509)	33,236	(66,370)	32,808
Other operating expense, net	266	24	882	114
	259,982	622,508	485,679	1,212,379

Operating income (loss)	196,470	(323,635)	417,949	(672,906)

Other (income) and expense:
Interest expense	20,095	20,824	41,147	41,629
Capitalized interest	(5,442)	(5,633)	(12,083)	(10,537)
Loss on early extinguishment of debt	28,169	—	28,169	—
Other, net	(2,231)	(2,011)	(4,441)	(3,661)

Income (loss) before income tax	155,879	(336,815)	365,157	(700,337)
Income tax expense (benefit)	58,617	(122,361)	136,923	(254,424)

Net income (loss)	$97,262	$(214,454)	$228,234	$(445,913)

Earnings (loss) per share to common stockholders:

Basic	$1.02	$(2.31)	$2.40	$(4.79)
Diluted	$1.02	$(2.31)	$2.40	$(4.79)

Dividends declared per share	$0.08	$0.08	$0.16	$0.16

Shares attributable to common stockholders:
Unrestricted common shares outstanding	93,402	93,075	93,396	93,075
Diluted common shares	93,435	93,075	93,431	93,075

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	95,146	N/A*	95,137	N/A*
Fully diluted shares	95,179	N/A*	95,172	N/A*

Comprehensive income (loss):
Net income (loss)	$97,262	$(214,454)	$228,234	$(445,913)
Other comprehensive income:
Change in fair value of investments, net of tax	224	195	626	280
Total comprehensive income (loss)	$97,486	$(214,259)	$228,860	$(445,633)

*	Due to the net loss in the period ended June 30, 2016, shares of 94,996, which include participating securities, are not considered in the loss per share calculations.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$97,262	$(214,454)	$228,234	$(445,913)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Impairment of oil and gas properties	—	333,291	—	652,077
Depreciation, depletion, amortization, and accretion	108,844	103,836	206,280	216,770
Deferred income taxes	58,617	(122,361)	136,929	(254,424)
Stock compensation	6,293	7,490	12,581	13,018
(Gain) loss on derivative instruments, net	(22,509)	33,236	(66,370)	32,808
Settlements on derivative instruments	343	3,859	(5,717)	8,927
Loss on early extinguishment of debt	28,169	—	28,169	—
Changes in non-current assets and liabilities	57	685	1,076	2,548
Other, net	1,717	1,282	3,445	2,644
Changes in operating assets and liabilities:
Receivables	(16,483)	(37,474)	(61,145)	(4,327)
Other current assets	(8,139)	5,346	(11,104)	17,328
Accounts payable and other current liabilities	1,115	17,645	32,422	(23,670)
Net cash provided by operating activities	255,286	132,381	504,800	217,786
Cash flows from investing activities:
Oil and gas expenditures	(270,331)	(148,663)	(582,172)	(325,058)
Sales of oil and gas assets	4,262	(341)	9,163	12,630
Sales of other assets	349	136	394	224
Other capital expenditures	(10,127)	(8,297)	(18,209)	(17,774)
Net cash used by investing activities	(275,847)	(157,165)	(590,824)	(329,978)
Cash flows from financing activities:
Borrowings of long-term debt	748,110	—	748,110	—
Repayments of long-term debt	(750,000)	—	(750,000)	—
Call premium, financing, and underwriting fees	(29,009)	—	(29,035)	(1)
Dividends paid	(7,576)	(7,551)	(15,153)	(22,655)
Employee withholding taxes paid upon the net
settlement of equity-classified stock awards	(277)	(3,737)	(1,215)	(4,082)
Proceeds from exercise of stock options and other	—	1,172	36	1,287
Net cash used by financing activities	(38,752)	(10,116)	(47,257)	(25,451)
Net change in cash and cash equivalents	(59,313)	(34,900)	(133,281)	(137,643)
Cash and cash equivalents at beginning of period	578,908	676,639	652,876	779,382
Cash and cash equivalents at end of period	$519,595	$641,739	$519,595	$641,739

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	June 30,	December 31,
	2017	2016
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$519,595	$652,876
Receivables, net of allowance	335,543	274,597
Oil and gas well equipment and supplies	45,486	33,342
Derivative instruments	19,803	—
Other current assets	7,449	8,489
Total current assets	927,876	969,304
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	16,769,915	16,225,495
Unproved properties and properties under development,
not being amortized	535,779	478,277
	17,305,694	16,703,772
Less – accumulated depreciation, depletion, amortization, and impairment	(14,530,251)	(14,349,505)
Net oil and gas properties	2,775,443	2,354,267
Fixed assets, net of accumulated depreciation	206,114	205,465
Goodwill	620,232	620,232
Derivative instruments	442	—
Deferred income taxes	—	55,835
Other assets	32,873	32,621
	$4,562,980	$4,237,724
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$87,833	$74,486
Accrued liabilities	295,347	278,781
Derivative instruments	98	49,370
Revenue payable	142,943	119,715
Total current liabilities	526,221	522,352
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs and discount	(13,903)	(12,061)
Long-term debt, net	1,486,097	1,487,939
Deferred income taxes	48,322	—
Other liabilities	190,585	184,444
Total liabilities	2,251,225	2,194,735
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
95,341,554 and 95,123,525 shares issued, respectively	953	951
Additional paid-in capital	2,774,597	2,763,452
Retained earnings (accumulated deficit)	(465,366)	(722,359)
Accumulated other comprehensive income	1,571	945
Total stockholders' equity	2,311,755	2,042,989
	$4,562,980	$4,237,724

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.com